Exhibit 99.1

DOMO ANNOUNCES TERM LOAN EXTENDED TO 2025

SILICON SLOPES, Utah – August 10, 2020 – Domo (Nasdaq: DOMO), provider of the Business Cloud, today announced that it has extended the maturity date of its $100 million term loan until April 2025, with no principal payments required until the new maturity date. Terms of the extension are consistent with the current facility. The term loan is held by funds managed by BlackRock.

“Since our IPO, we have been resolute about achieving a cash-flow positive position with the existing cash on our balance sheet,” said Bruce Felt, chief financial officer, Domo. “This extension of the term loan through the support of BlackRock gives us the flexibility to even more comfortably reach that goal with no near-term funding requirements."

John Doyle, BlackRock director, commented, “The current macro-environment is shining a spotlight on Domo’s unique value proposition for the future of work and the acceleration of digital transformation initiatives across every industry. We’re committed to our relationship and helping Domo accomplish its goal of achieving a cash-flow positive position.”

About Domo
Domo is the Business Cloud, empowering organizations of all sizes with BI leverage at cloud scale in record time. With Domo, BI-critical processes that took weeks, months or more can now be done on-the-fly, in minutes or seconds, at unbelievable scale.  For more information about how Domo (Nasdaq: DOMO) helps its customers go fast, go big and go bold, visit www.domo.com. You can also follow Domo on Twitter, Facebook and LinkedIn.

Domo Disclosure Channels to Disseminate Information
Domo investors and others should note that we announce material information to the public about our company, products and services, and other issues through a variety of means, including Domo's website, press releases, SEC filings, blogs and social media, in order to achieve broad, non-exclusionary distribution of information to the public. We intend to use the Domo Facebook page, the Domo LinkedIn page, the Domo blog, the @Domotalk Twitter account and the @JoshJames Twitter account as a means of disclosing information about the Company and its services and for complying with the disclosure obligations under Regulation FD. The information we post through these social media channels may be deemed material. Accordingly, we encourage investors and others to monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our future growth, operating cash flows and demand for our products. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our filings with the U.S.

Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-Q for the fiscal year ended January 31, 2020, filed with the SEC on April 13, 2020, and our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2020, filed with the SEC on June 9, 2020. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update this information unless required by law.

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Domo, Domo Business Cloud and Domo is the Business Cloud are registered trademarks of Domo, Inc.

Contact
Media
Julie Kehoe
PR@domo.com

Investors
Peter Lowry
IR@domo.com